UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 23, 2010

FIRST CHINA PHARMACEUTICAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151212	74-3232809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1301, 13th Floor CRE Building 303 Hennessy Road Wanchai, Hong Kong
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (425) 646-2391

800 Bellevue Way, Suite 400, Bellevue, Washington 98004
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 23, 2010, First China Pharmaceutical Group, Inc., a Nevada corporation (the “Company”), entered into a voluntary share exchange transaction with First China Pharmaceutical Group Limited, a company organized under the laws of Hong Kong (“FCPG HK”) pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, on the one hand, and FCPG HK, Kun Ming Xin Yuan Tang Pharmacies Co., Ltd., a company organized under the laws of the People’s Republic of China and wholly owned subsidiary of FCPG HK (“XYT”) and Zhen Jiang Wang, the sole shareholder of FCPG HK (the “Selling Shareholder”), on the other hand.

Prior to the consummation of the Exchange Transaction (as defined below), the Company is a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Following the Exchange Transaction, the Selling Shareholder will own approximately 25% of the Company’s issued and outstanding common stock, FCPG HK and XYT will become the Company’s wholly owned subsidiaries, and the Company will acquire the business and operations of FCPG HK and XYT.

The Exchange Agreement contains customary representations, warranties, and conditions to closing.  The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Issuance of Common Stock.  At the closing of the transactions contemplated by the Exchange Agreement, the Company will issue 15,000,000 shares of its common stock to the Selling Shareholder in exchange for 100% of the issued and outstanding capital stock of FCPG HK (the “Exchange Transaction”).  Immediately prior to the Exchange Transaction, the Company will have 45,000,000 shares of common stock issued and outstanding.  Immediately after the Exchange Transaction, the Company will have 60,000,000 shares of common stock issued and outstanding.

Change in Management.  As a condition to closing the Exchange Transaction, Mr. Aidan Hwuang will resign as President, Chief Financial Officer, and Secretary of the Company, but will continue to serve on the Company’s Board of Directors, and Mr. Roderick Macutay will resign as Director of the Company.  Prior to or upon the closing of the Exchange Transaction, Mr. Zhen Jiang Wang, the current Executive Director of XYT, will be appointed as Chairman of the Company’s Board of Directors and Chief Executive Officer.  In addition, Ms. Jing Gong will be appointed President, Ms. Yi Jia Li will be appointed Chief Financial Officer, Treasurer, and Secretary, and Mr. Yong Kang Chen will be appointed Senior Vice President, Quality Control.

Section 9 - Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired.

  Not applicable.

(b)        Pro Forma Financial Information.

  Not applicable.

(c)        Shell Company Transactions.

  Not applicable.

(d)        Exhibits.

Exhibit
Number	Description

2.1
Share Exchange Agreement, dated August 23, 2010, by and among First China Pharmaceutical Group, Inc., First China Pharmaceutical Group Limited, Kun Ming Xin Yuan Tang Pharmacies Co., and Zhen Jiang Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2010	FIRST CHINA PHARMACEUTICAL GROUP, INC.

	By:	/s/ Aidan Hwuang
Aidan Hwuang
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1
Share Exchange Agreement, dated August 23, 2010, by and among First China Pharmaceutical Group, Inc., First China Pharmaceutical Group Limited, Kun Ming Xin Yuan Tang Pharmacies Co., and Zhen Jiang Wang.